Exhibit 5.1
December 5, 2008
Board of Directors
Independent Bank Corp.
288 Union Street
Rockland, Massachusetts 02370
Ladies and Gentlemen:
          We are acting as counsel to Independent Bank Corp., a Massachusetts corporation (the “Company”), in connection with its registration statement on Form S-4, as amended (the “Registration Statement”), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the issuance of up to 4,943,985 shares (the “Shares”) of the common stock, par value $0.01 per share, of the Company (the “Company Common Stock”) pursuant to the Amended and Restated Agreement and Plan of Merger, dated as of December 4, 2008, as amended, by and among the Company, Independent Acquisition Subsidiary, Inc., Rockland Trust Company, Benjamin Franklin Bancorp, Inc. (“Benjamin Franklin”) and Benjamin Franklin Bank (as amended from time to time, the “Merger Agreement”). The Merger Agreement provides that at the Effective Time (as such term is defined in the Merger Agreement) of the Merger (as such term is defined in the Merger Agreement), each share of the common stock, no par value, of Benjamin Franklin issued and outstanding immediately prior to the Effective Time will be automatically converted into the right to receive 0.59 share of the Company Common Stock. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. Section 229.601(b)(5), in connection with the Registration Statement.
          For purposes of the opinions, we have examined copies of such agreements, instruments and documents as we have deemed an appropriate basis on which to render the opinions hereinafter expressed. In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). As to all matters of fact, we have relied on the representations and statements of fact made in the documents so reviewed, and we have not independently established the facts so relied on. This opinion letter is given, and all statements herein are made, in the context of the foregoing.
          This opinion letter is based as to matters of law solely on the Massachusetts Business Corporation Act, as amended. We express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations. As used herein, the term “Massachusetts Business Corporation Act, as amended” includes the statutory provisions contained therein, all applicable

Independent Bank Corp.
December 5, 2008

provisions of the Massachusetts Constitution and reported judicial decisions interpreting these laws.
          Based upon, subject to and limited by the foregoing, we are of the opinion that following (i) effectiveness of the Registration Statement, (ii) consummation of the Merger in accordance with the Merger Agreement, (iii) issuance of the Shares pursuant to the terms of the Merger Agreement, and (iv) receipt by the Company of the consideration for the Shares specified in the Merger Agreement and resolutions of the Board of Directors of the Company, the Shares will be validly issued, fully paid, and nonassessable.
          This opinion letter has been prepared for use in connection with the Registration Statement. We assume no obligation to advise you of any changes in the foregoing subsequent to the effective date of the Registration Statement.
          We hereby consent to the filing of this opinion letter as Exhibit 5.01 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act of 1933, as amended.
Very truly yours,
/s/ Hogan & Hartson L.L.P.
Hogan & Hartson L.L.P.

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